Exhibit T3F.1

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	5.11
(a)(2)	5.11
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	5.11
(b)	5.3; 5.11
(c)	n/a
311 (a)	5.12
(b)	5.12
(c)	n/a
312 (a)	2.10
(b)	14.3
(c)	14.3
313 (a)	5.7
(b)(1)	n/a
(b)(2)	5.7
(c)	5.7; 14.2
(d)	5.7
314 (a)(1), (2), (3)	9.6; 14.6
(a)(4)	9.6; 9.7; 14.6
(b)	n/a
(c)(1)	14.5
(c)(2)	14.5
(c)(3)	n/a
(d)	n/a
(e)	14.6
(f)	n/a
315 (a)	5.1(a)
(b)	5.6; 14.2
(c)	5.1(b)
(d)	5.1(c)
(e)	4.14
3.16 (a)(last sentence)	2.13
(a)(1)(A).	4.5
(a)(1)(B).	4.4
(a)(2)	n/a
(b)	4.7
(c)	7.4

317 (a)(1)	4.8
(a)(2)	4.9
(b)	2.5

318 (a)	14.1
(b)	n/a
(c)	14.1

*	This cross reference table applies to the Form of Indenture Relating to the New Debentures and shall not be deemed to be part of such Indenture. The term “n/a” as used in this table means “not applicable.”